Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS
- Successful Execution in 2018 Sets Up Accelerating Growth -
- Delivers Record Annual New Lease Volume -

NEW YORK, FEBRUARY 11, 2019 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and twelve months ended December 31, 2018. For the three months ended December 31, 2018 and 2017, net income attributable to common stockholders was $0.26 per diluted share and $0.23 per diluted share, respectively.

Key highlights for the three months ended December 31, 2018 include:

•	Executed 2.1 million square feet of new and renewal leases at comparable rent spreads of 11.2%, including 0.9 million square feet of new leases at comparable rent spreads of 31.5%

•	Executed 3.1 million square feet of total leasing volume, including options, at comparable rent spreads of 9.5%

•	Realized total leased occupancy of 91.9%, reflecting the impact of 70 basis points of space rejected in the Sears / Kmart bankruptcy, net of executed backfills

◦	Realized anchor leased occupancy of 94.6%, reflecting the impact of 100 basis points of space rejected in the Sears / Kmart bankruptcy, net of executed backfills

◦	Increased small shop leased occupancy to 85.7%, a 120 basis point increase from the comparable 2017 period

◦	Increased leased to billed occupancy spread to 350 basis points, the widest since IPO

•	Reported NAREIT FFO of $0.40 per diluted share, including a $0.02 per share SEC settlement, discussed below, and, as previously announced, a $0.06 per share loss on extinguishment of debt

•	Generated same property NOI growth of (0.2%), driven by a 190 basis point contribution from base rent, offset by a 220 basis point detraction from net recoveries and provision for doubtful accounts

◦	The Sears / Kmart bankruptcy had an impact of approximately (90) basis points on same property NOI growth in the three months ended December 31, 2018

◦	The three months ended December 31, 2017 benefited from significant tax appeal and refund activity and unusually low provision for doubtful accounts

•	Grew the total in process reinvestment pipeline to $352.2 million, while delivering $40.0 million of projects at an average incremental NOI yield of 8%

•	Completed $290.2 million of dispositions comprised of 3.0 million square feet

•
Acquired three adjacencies and terminated a ground lease and acquired the associated building at an existing center for $8.2 million, repurchased $22.7 million of common stock, excluding commissions, and repaid $375.8 million of secured indebtedness, excluding amortization

•	Amended and restated $1.25 billion unsecured revolving credit facility and $1.15 billion of unsecured term loan facilities; as a result, the Company now has no debt maturities until 2021

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Key highlights for the twelve months ended December 31, 2018 include:

•	Executed 8.5 million square feet of new and renewal leases at comparable rent spreads of 13.8%, including a record high of 3.9 million square feet of new leases at comparable rent spreads of 34.4%

◦	Includes a record high 84 new anchor leases aggregating 2.5 million square feet at comparable rent spreads of 46.0%

•	Executed 12.4 million square feet of total leasing volume, including options, at comparable rent spreads of 11.8%

•
Reported NAREIT FFO of $1.85 per diluted share, including a $0.02 per share SEC settlement, discussed below, a $0.12 per share loss on extinguishment of debt, as previously announced, and $0.01 per share of litigation and other non-routine legal expenses

•	Generated same property NOI growth of 1.1%, driven by a 210 basis point contribution from base rent, offset by a 110 basis point detraction from net recoveries and provision for doubtful accounts

◦	The Sears / Kmart bankruptcy had an impact of approximately (20) basis points on same property NOI growth in the twelve months ended December 31, 2018

•	Delivered $131.0 million of projects at an average incremental NOI yield of 9%

•	Completed $989.5 million of dispositions comprised of 9.3 million square feet

•
Acquired five adjacencies and terminated two ground leases and acquired the associated buildings at existing centers for $17.0 million, repurchased $104.6 million of common stock, excluding commissions, and repaid $881.4 million of secured indebtedness, excluding amortization

“I’m pleased to report that our team’s accomplishments in 2018, which exceeded the plan we set forth at our Investor Day in 2017, have set the table for accelerating growth in 2019 and beyond,” commented James Taylor, Chief Executive Officer and President. “We achieved record levels of leasing during the year at sector leading releasing spreads, capitalized on favorable private market valuations to sell nearly $1 billion of non-core assets, delivered $131 million in value enhancing reinvestments, expanded our accretive reinvestment pipeline to $352 million to capitalize on the embedded value in our well located centers, and substantially improved the financial and operating flexibility of our capital structure.”

FINANCIAL HIGHLIGHTS
Net Income

•
For the three months ended December 31, 2018 and 2017, net income attributable to common stockholders was $77.6 million, or $0.26 per diluted share, and $69.9 million, or $0.23 per diluted share, respectively.

•
For the twelve months ended December 31, 2018 and 2017, net income attributable to common stockholders was $366.3 million, or $1.21 per diluted share, and $300.3 million, or $0.98 per diluted share, respectively.

NAREIT FFO

•
For the three months ended December 31, 2018 and 2017, NAREIT FFO was $120.8 million, or $0.40 per diluted share, and $157.7 million, or $0.52 per diluted share, respectively. Results for the three months ended December 31, 2018 include a loss on extinguishment of debt related to the prepayment of secured indebtedness and the amendment and restatement of Brixmor Operating Partnership LP’s (the “Operating Partnership”) credit facilities, an SEC settlement and other items that impact FFO comparability of ($24.9) million, or ($0.08) per diluted share. Results for the three months ended December 31, 2017 include litigation and other non-routine legal expenses and other items that impact FFO comparability of ($2.3) million, or ($0.01) per diluted share.

•
For the twelve months ended December 31, 2018 and 2017, NAREIT FFO was $558.3 million, or $1.85 per diluted share, and $638.4 million, or $2.09 per diluted share, respectively. Results for the twelve months ended December 31, 2018 include a loss on extinguishment of

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

debt related to the prepayment of secured indebtedness and the amendment and restatement of the Operating Partnership’s credit facilities, an SEC settlement, litigation and other non-routine legal expenses and other items that impact FFO comparability of ($47.1) million, or ($0.16) per diluted share. Results for the twelve months ended December 31, 2017 include litigation and other non-routine legal expenses and other items that impact FFO comparability of ($5.7) million, or ($0.02) per diluted share.

Same Property NOI Growth

•	Same property NOI growth for the three months ended December 31, 2018 was (0.2%) versus the comparable 2017 period.

◦	Same property base rent for the three months ended December 31, 2018 contributed 190 basis points to same property NOI growth.

◦
Net recoveries and provision for doubtful accounts for the three months ended December 31, 2018 negatively impacted same property NOI growth by 220 basis points, as the three months ended December 31, 2017 benefited from significant tax appeal and refund activity and unusually low provision for doubtful accounts.

◦	The Sears / Kmart bankruptcy had an impact of approximately (90) basis points on same property NOI growth in the three months ended December 31, 2018.

•	Same property NOI growth for the twelve months ended December 31, 2018 was 1.1% versus the comparable 2017 period.

◦	Same property base rent for the twelve months ended December 31, 2018 contributed 210 basis points to same property NOI growth.

◦	Net recoveries and provision for doubtful accounts for the twelve months ended December 31, 2018 negatively impacted same property NOI growth by 110 basis points.

◦	The Sears / Kmart bankruptcy had an impact of approximately (20) basis points on same property NOI growth in the twelve months ended December 31, 2018.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.28 per common share (equivalent to $1.12 per annum) for the first quarter of 2019.

•	The dividend is payable on April 15, 2019 to stockholders of record on April 5, 2019, representing an ex-dividend date of April 4, 2019.

Other Matters

•
The Company and the staff of the Enforcement Division of the Securities Exchange Commission (“SEC”) have reached agreement on the material terms of a negotiated resolution relating to the SEC’s investigation of the matters disclosed in the Company’s February 8, 2016 Form 8-K relating to the Company’s prior management. The agreement with the SEC staff, which is subject to documentation and approval by the SEC, includes a civil penalty of $7.0 million. The Company has accrued an expense of $7.0 million for this contingent liability for the quarter ended December 31, 2018.

•	In addition, the Company believes that no additional proceedings relating to these matters will be brought against the Company.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities

•
During the three months ended December 31, 2018, the Company completed eight value enhancing reinvestment projects and added 11 new reinvestment opportunities to its in process pipeline.  Projects added include five anchor space repositioning projects, two outparcel development projects and four redevelopment projects, with a total aggregate net estimated cost of approximately $54.5 million at an expected average incremental NOI yield of 8%.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•
At December 31, 2018, the value enhancing reinvestment in process pipeline was comprised of 60 projects with an aggregate net estimated cost of approximately $352.2 million.  The in process pipeline includes 33 anchor space repositioning projects with an aggregate net estimated cost of approximately $136.4 million at expected incremental NOI yields of 9 to 14%; 12 outparcel development projects with an aggregate net estimated cost of approximately $24.5 million at an expected average incremental NOI yield of 11%; and 15 redevelopment projects with an aggregate net estimated cost of approximately $191.3 million at an expected average incremental NOI yield of 9%.

Dispositions

•
During the three months ended December 31, 2018, the Company generated approximately $290.2 million of gross proceeds on the disposition of 20 assets and one land parcel comprised of 3.0 million square feet.

•
During the twelve months ended December 31, 2018, the Company generated approximately $989.5 million of gross proceeds on the disposition of 62 assets, as well as two partial properties and one land parcel, comprised of 9.3 million square feet.

Acquisitions and Share Repurchases

•
During the three months ended December 31, 2018, the Company acquired three adjacencies at existing centers and terminated a ground lease and acquired the associated building at an existing center for a combined purchase price of $8.2 million.

•
During the twelve months ended December 31, 2018, the Company acquired five adjacencies at existing centers and terminated ground leases and acquired the associated buildings at two existing centers for a combined purchase price of $17.0 million.

•
During the three months ended December 31, 2018, the Company repurchased 1.4 million shares of common stock under its share repurchase program at an average price per share of $16.07 for a total of approximately $22.7 million, excluding commissions. Since inception of the share repurchase program in December 2017, the Company has repurchased 6.6 million shares of common stock at an average price per share of $16.63 for a total of approximately $110.5 million, excluding commissions. As of December 31, 2018, the share repurchase program had $289.5 million of available repurchase capacity.

CAPITAL STRUCTURE

•
As previously announced, during the three months ended December 31, 2018, the Operating Partnership executed amendments and restatements to its credit facilities with an aggregate maximum principal amount of $2.4 billion (the “Facilities”), extending the weighted average maturity and lowering the aggregate pricing of the Facilities. The Facilities are comprised of the Operating Partnership’s $1.25 billion unsecured revolving credit facility and $1.15 billion of unsecured term loan facilities, comprised of three separate term loans.

•
Also as previously announced, on November 30, 2018, the Company repaid $181.6 million of secured indebtedness, excluding amortization, scheduled to mature in 2020 at a weighted average stated interest rate of 5.91% and on December 13, 2018, the Company repaid $194.2 million of secured indebtedness, excluding amortization, scheduled to mature in 2021 at a weighted average stated interest rate of 6.24%.

◦	In aggregate during 2018, the Company repaid $881.4 million of secured indebtedness, excluding amortization, increasing its percent of unencumbered NOI to 99.9% from 76.1% at December 31, 2016.

•	As a result of capital transactions during 2018, the Company extended its weighted average maturity to 5.2 years at December 31, 2018 and has no debt maturities until 2021.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

GUIDANCE

•	The Company expects 2019 NAREIT FFO per diluted share of $1.86 - 1.94 and same property NOI growth of 2.75 - 3.25%.

•	The following table provides a bridge from the Company’s 2018 NAREIT FFO per diluted share to the Company’s 2019 estimated NAREIT FFO per diluted share:

	Low	High
2018 NAREIT FFO per diluted share	$1.85	$1.85
Gain (loss) on extinguishment of debt, net	0.12	0.12
SEC settlement	0.02	0.02
Litigation and other non-routine legal expenses	0.01	0.01
2018 NAREIT FFO per diluted share, adjusted	$2.00	$2.00

Same property NOI growth	0.07	0.08
Non-cash GAAP rental adjustments [1]	(0.04)	(0.03)
Impact of lease accounting change, ASC 842 (recognized through General & Administrative)	(0.03)	(0.03)
NOI dilution associated with 2018 asset sales	(0.18)	(0.18)
Impact of leverage reduction, share repurchase activity and other	0.07	0.10
2019E NAREIT FFO per diluted share, before prospective capital recycling [2]	$1.89	$1.94

Prospective capital recycling	(0.03)	-
2019E NAREIT FFO per diluted share [2]	$1.86	$1.94

1	Includes straight-line rental income, amortization of above- and below-market rent and tenant inducements and straight-line ground rent expense.

2	Does not include any expectations of one-time items, including, but not limited to, litigation and other non-routine legal expenses.

The following table provides a reconciliation of the range of the Company’s 2019 estimated net income attributable to common stockholders to NAREIT FFO:

	2019E	2019E Per Diluted
(Unaudited, dollars in millions, except per share amounts)		Share
Net income attributable to common stockholders	$238 - $261	$0.80 - $0.88
Depreciation and amortization	315	1.06
NAREIT FFO	$553 - $576	$1.86 - $1.94

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at https://twitter.com/Brixmor, on Facebook at https://www.facebook.com/Brixmor/, on Instagram at
https://www.instagram.com/brixmorpopupshop/ and on YouTube at https://www.youtube.com/user/Brixmor; and

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, February 12, 2019 at 10:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on February 26, 2019 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13685137) or via the web through February 12, 2020 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP DISCLOSURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (presented in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (presented in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those presented in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) presented in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, plus (ii) depreciation and amortization of operating properties, (iii) impairment of operating properties and real estate equity investments and (iv) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. The Company believes NAREIT FFO assists investors in analyzing and comparing the operating and financial performance of a company’s real estate between periods.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods excluding properties under development and completed development properties which have been stabilized for less than one year), as total property revenues ((i) base rent, ancillary and other, (ii) expense reimbursements, and (iii) percentage rents) less direct property operating expenses ((i) operating costs, (ii) real estate taxes, and (iii) provision for doubtful accounts). Same property NOI excludes (i) corporate level expenses (including G&A), (ii) lease termination fees, (iii) straight-line rental income, (iv) amortization of above- and below-market leases and tenant inducements, (v) straight-line ground rent expense, and (vi) income or expense associated with the Company’s captive insurance entity. The Company believes same property NOI assists investors in analyzing Brixmor’s comparative operating and financial performance because it eliminates disparities in NOI due to the acquisition, disposition or stabilization of development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of a company’s real estate between periods.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 425 retail centers comprise approximately 74 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to more than 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investor” page of its website at www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	12/31/18	12/31/17
Assets
Real estate
Land	$1,804,504	$1,984,309
Buildings and tenant improvements	7,535,985	8,063,871
Construction in progress	90,378	81,214
Lease intangibles	667,910	792,097
	10,098,777	10,921,491
Accumulated depreciation and amortization	(2,349,127)	(2,361,070)
Real estate, net	7,749,650	8,560,421
Cash and cash equivalents	41,745	56,938
Restricted cash	9,020	53,839
Marketable securities	30,243	28,006
Receivables, net of allowance for doubtful accounts of $21,724 and $17,205	228,297	232,111
Deferred charges and prepaid expenses, net	145,662	147,508
Real estate assets held for sale	2,901	27,081
Other assets	34,903	48,022
Total assets	$8,242,421	$9,153,926

Liabilities
Debt obligations, net	$4,885,863	$5,676,238
Accounts payable, accrued expenses and other liabilities	520,459	569,340
Total liabilities	5,406,322	6,245,578

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
305,130,472 and 304,947,144 shares issued and 298,488,516 and 304,620,186
shares outstanding	2,985	3,046
Additional paid-in capital	3,233,329	3,330,466
Accumulated other comprehensive income	15,973	24,211
Distributions in excess of net income	(416,188)	(449,375)
Total equity	2,836,099	2,908,348
Total liabilities and equity	$8,242,421	$9,153,926

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/18	12/31/17	12/31/18	12/31/17

Revenues
Rental income	$229,541	$247,113	$956,090	$997,089
Expense reimbursements	67,082	71,918	271,671	278,636
Other revenues	1,032	1,029	6,579	7,455
Total revenues	297,655	320,060	1,234,340	1,283,180

Operating expenses
Operating costs	34,877	35,137	136,217	136,092
Real estate taxes	42,018	43,490	177,401	179,097
Depreciation and amortization	85,345	89,988	352,245	375,028
Provision for doubtful accounts	3,624	1,300	10,082	5,323
Impairment of real estate assets	9,094	12,721	53,295	40,104
General and administrative	28,641	25,204	93,596	92,247
Total operating expenses	203,599	207,840	822,836	827,891

Other income (expense)
Dividends and interest	163	131	519	365
Interest expense	(49,290)	(56,076)	(215,025)	(226,660)
Gain on sale of real estate assets	50,125	13,927	209,168	68,847
Gain (loss) on extinguishment of debt, net	(16,914)	10	(37,096)	498
Other	(586)	(316)	(2,786)	(2,907)
Total other expense	(16,502)	(42,324)	(45,220)	(159,857)

Income before equity in income of unconsolidated joint venture	77,554	69,896	366,284	295,432
Equity in income of unconsolidated joint venture	—	—	—	381
Gain on disposition of unconsolidated joint venture interest	—	—	—	4,556
Net income	77,554	69,896	366,284	300,369
Net income attributable to non-controlling interests	—	—	—	(76)
Net income attributable to Brixmor Property Group Inc.	77,554	69,896	366,284	300,293
Preferred stock dividends	—	—	—	(39)
Net income attributable to common stockholders	$77,554	$69,896	$366,284	$300,254

Per common share:
Net income attributable to common stockholders:
Basic	$0.26	$0.23	$1.21	$0.98
Diluted	$0.26	$0.23	$1.21	$0.98
Weighted average shares:
Basic	299,112	304,892	302,074	304,834
Diluted	299,438	305,265	302,339	305,281

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/18	12/31/17	12/31/18	12/31/17

Net income	$77,554	$69,896	$366,284	$300,369
Gain on disposition of operating properties	(50,125)	(13,927)	(209,168)	(68,847)
Gain on disposition of unconsolidated joint venture interest	—	—	—	(4,556)
Depreciation and amortization- real estate related- continuing operations	84,246	89,015	347,862	371,255
Depreciation and amortization- real estate related- unconsolidated joint venture	—	—	—	56
Impairment of operating properties	9,094	12,721	53,295	40,104
NAREIT FFO	$120,769	$157,705	$558,273	$638,381

NAREIT FFO per share/OP Unit - diluted	$0.40	$0.52	$1.85	$2.09
Weighted average shares/OP Units outstanding - basic and diluted	299,438	305,265	302,339	305,281

Items that impact FFO comparability
Gain (loss) on extinguishment of debt, net	$(16,914)	$10	$(37,096)	$498
SEC settlement	(7,000)	—	(7,000)	—
Litigation and other non-routine legal expenses	(851)	(2,184)	(2,506)	(5,813)
Transaction expenses	(173)	(167)	(467)	(371)
Total items that impact FFO comparability	$(24,938)	$(2,341)	$(47,069)	$(5,686)
Items that impact FFO comparability, net per share	$(0.08)	$(0.01)	$(0.16)	$(0.02)

Additional Disclosures
Straight-line rental income, net (1)	$3,456	$3,965	$15,352	$18,449
Amortization of above- and below-market leases and tenant inducements, net (2)	5,063	6,011	23,313	27,460
Straight-line ground rent expense (3)	(31)	(30)	(131)	(134)

Dividends declared per share/ OP Unit	$0.280	$0.275	$1.105	$1.055
Share/OP Unit dividends declared	$83,577	$83,771	$332,547	$321,610
Share/OP Unit dividend payout ratio (as % of NAREIT FFO)	69.2%	53.1%	59.6%	50.4%

(1) Includes unconsolidated joint venture Montecito Marketplace straight-line rental expense, net of $2 at pro rata share for the twelve months ended December 31, 2017. Montecito Marketplace was sold on August 8, 2017.

(2) Includes unconsolidated joint venture Montecito Marketplace amortization of above- and below-market leases and tenant inducements, net of $15 at pro rata share for the twelve months ended December 31, 2017. Montecito

Marketplace was sold on August 8, 2017.
(3) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Twelve Months Ended
	12/31/18	12/31/17	Change	12/31/18	12/31/17	Change
Same Property NOI Analysis
Number of properties	420	420	—	417	417	—
Percent billed	88.4%	89.9%	(1.5%)	88.4%	89.9%	(1.5%)
Percent leased	91.9%	91.9%	—%	91.9%	91.9%	—%

Revenues
Base rent	$209,513	$205,672		$822,778	$806,190
Ancillary and other	4,278	4,087		16,145	14,371
Expense reimbursements	65,065	64,636		248,541	245,158
Percentage rents	838	924		6,014	6,609
	279,694	275,319	0.6%	1,093,478	1,072,328	2.5%
Operating expenses
Operating costs	(35,336)	(34,035)		(125,878)	(121,064)
Real estate taxes	(40,776)	(39,416)		(162,455)	(158,844)
Provision for doubtful accounts	(3,248)	(1,165)		(8,608)	(4,503)
	(79,360)	(74,616)	6.4%	(296,941)	(284,411)	4.4%
Same property NOI	$200,334	$200,703	(0.2)%	$796,537	$787,917	1.1%

NOI margin	71.6%	72.9%		72.8%	73.5%
Expense recovery ratio	85.5%	88.0%		86.2%	87.6%

Percent contribution to same property NOI growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$3,841	1.9%		$16,588	2.1%
Ancillary and other	191	0.1%		1,774	0.2%
Net recoveries	(2,232)	(1.2%)		(5,042)	(0.6%)
Percentage rents	(86)	(0.0%)		(595)	(0.1%)
Provision for doubtful accounts	(2,083)	(1.0%)		(4,105)	(0.5%)
		(0.2)%			1.1%

Reconciliation of Net Income Attributable to Common Stockholders to Same Property NOI
Same property NOI	$200,334	$200,703		$796,537	$787,917
Adjustments:
Non-same property NOI	7,005	28,418		71,897	122,127
Lease termination fees	1,309	1,066		3,672	6,542
Straight-line rental income, net	3,456	3,965		15,352	18,451
Amortization of above- and below-market leases and tenant inducements, net	5,063	6,011		23,313	27,445
Fee income	—	—		—	320
Straight-line ground rent expense	(31)	(30)		(131)	(134)
Depreciation and amortization	(85,345)	(89,988)		(352,245)	(375,028)
Impairment of real estate assets	(9,094)	(12,721)		(53,295)	(40,104)
General and administrative	(28,641)	(25,204)		(93,596)	(92,247)
Total other expense	(16,502)	(42,324)		(45,220)	(159,857)
Equity in income of unconsolidated joint venture	—	—		—	381
Gain on disposition of unconsolidated joint venture interest	—	—		—	4,556
Net income attributable to non-controlling interests	—	—		—	(76)
Preferred stock dividends	—	—		—	(39)

Net income attributable to common stockholders	$77,554	$69,896		$366,284	$300,254

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